UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2010

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                  Entry into a Material Definitive Agreement

On May 7, 2010, the Company executed the Fourth Amendment (the “Fourth Amendment”) to the Exclusive License with Brigham Young University (“BYU” and the “Agreement”) effective May 3, 2010.  As previously reported, BYU had declared the Company to be in breach of the Agreement for failure to make certain required payments with a requirement to cure the breach by no later than May 7, 2010.  Set forth below is a summary of the terms and conditions of the Fourth Amendment:

•                  The date to cure the breach has been extended to June 2, 2010, provided however, that the Company must pay the existing past due balance of $433,565 and obtain funding aggregating $15 million by such date.  The Company is in active negotiations for funding that will satisfy the requirement.  However, there is no assurance that the Company will be successful in closing on such transactions by June 2, 2010, if ever;

•                  The field of application has been redefined to exclude opthalmological applications including devices, solutions and surgical applications; and

•                  The Company shall by June 2, 2010 issue 100,000 shares of Company common stock to BYU and its designee.

ITEM 9.01                 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	May 11, 2010	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer